UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report: November 3, 2006
Calpine Generating Company, LLC
CalGen Finance Corp.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
Commission File Numbers:
333-117335
333-117335-40
I.R.S. Employer Identification Numbers:
77-0555128
20-1162632
50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

Item 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On November 3, 2006, Goldendale Energy Center, LLC, an indirect wholly owned subsidiary of Calpine Generating Company, LLC (the “Company”), entered into a Membership Interests Purchase Agreement with Puget Sound Energy, Inc. (“PSE”) to sell to PSE substantially all of the assets of the Goldendale Energy Center, a 271-MW natural gas-fired combined-cycle power plant located in Goldendale, Washington, for approximately $100 million in cash plus the assumption by PSE of certain liabilities. PSE is a subsidiary of Puget Energy (NYSE:PSD), a regulated utility, providing electric and natural gas service to the Puget Sound region of western Washington.
     The sale of the Goldendale Energy Center is being undertaken in connection with the ongoing Chapter 11 reorganization efforts of Calpine Corporation and its subsidiaries, including the Company and its subsidiaries. The asset sale is subject to United States Bankruptcy Court approval of an auction process in which qualified bidders can make competing offers for the assets. Closing of the transaction is subject to certain additional conditions including receipt of any required regulatory approvals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE GENERATING COMPANY, LLC CALGEN FINANCE CORP.
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Chief Financial Officer and Treasurer

Date: November 9, 2006